Exhibit 99.1
Sparton Corporation
September 21st, 2009, Fiscal 2009 Results Conference Call Script

{Slide 1 – Cover Page}
MIKE OSBORNE (Sr. VP – Business Development & Supply Chain) SPEAKS
Thank you operator. Good afternoon and thank you for participating in Sparton’s fiscal 2009 financial results conference call.
{Slide 2 – Safe Harbor Statement}
Before we begin the discussion, I will take a few minutes to read the forward-looking statement. Certain statements in this conference call constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. When used in this conference call, words such as “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions as they relate to the Company or its management constitute forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include those contained under the heading of risk factors and in the management’s discussion and analysis contained from time-to-time in the Company’s filings with the Securities and Exchange Commission.
{Slide 3 – Today’s Call Agenda}
Today, Cary Wood, our President and CEO, will be reviewing our fiscal 2009 financial results, providing updates to the turnaround plan, and reviewing a portion of our fiscal year 2010 plan. Greg Slome, our CFO, will provide an update on the status of our debt and liquidity situations. At the end of the narrative, we will allow our investors and analysts to ask a few questions.
I would now like to turn the call over to Cary.
{Slide 4 – FY2009 2nd Half Primary Focus}
CARY WOOD (President & CEO) SPEAKS
Thanks Mike. Good afternoon and welcome to our fiscal 2009 year-end call. As previously outlined, it is our intent to communicate with our investor and analyst community regularly to review our financial results and progress of the Company’s return to profitability.

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Fiscal year 2009 proved to be another challenging year for Sparton Corporation from a financial, operational and strategic perspective. The continuation of significant losses in the first half of the fiscal year prompted the implementation of significant changes in the Company. We are confident that those changes, primarily occurring during the second half of the fiscal year, will have a significant impact on the Company’s future and will ultimately benefit all shareowners.
As previously communicated, the transformation had to be immediate, aggressive, appropriate, focused and sustainable. In the process, we repositioned current personnel to better utilize their strengths and then focused our efforts on adding key management personnel with extensive performance and turnaround experience. Once on board, the new management team performed a detailed review of the Company’s operations and as a result, within a relatively short period of time, significant actions were implemented that we expect will return the Company to profitability.
{Slide 5 – Fiscal Year 2009 Net Loss}
While the net loss of $15.8 million for the year is disappointing, we are encouraged by the progress we have made in the second half of the year, progress resulting from the turnaround actions that have been implemented. Our gross margin as a percent of sales in the second half of the year of 8.3% increased from 5.8% in the first half of the fiscal year. Of the total net loss for the year, $6.2 million related to the first two quarters with the remaining $9.6 million occurring in the second half. Included in the second half net loss, however, were $6.7 million of restructuring charges and a $1.6 million tax provision related to reserves established against deferred tax assets. Overall, the Company has experienced a positive shift in performance in the second half

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of the year, demonstrated by our improved gross margin, and even more pronounced when excluding the impact of the restructuring and tax charges on the net loss.
In addition to the continuing losses, liquidity and cash availability had been a major concern upon my arrival and a number of actions have been taken to improve our situation. At year end, we had approximately $36 million in cash on hand and have seen a net inventory reduction of approximately $25.0 million or 39% since the end of the last fiscal year. The improvement in our overall liquidity has allowed us to accelerate the turnaround actions that we believe will return Sparton to profitability sooner than originally planned.
{Slide 6 – Sales}
Reviewing fiscal 2009 annual results, total revenue of $222 million represented a 3% decline from fiscal 2008 sales of $230 million. By industry, Aerospace sales saw a 34% or $22.0 million increase from 2008, resulting mainly from price increases and a general increase in demand from four of our existing customers. Medical sales declined in fiscal 2009 by 8% or $5.5 million from 2008 primarily due to delays in new program starts and a decreased demand from existing customers. Government sales decreased in 2009 by 13% or $6.2 million. This was mainly attributable to lower U.S. Navy and foreign awards received in fiscal 2008 for completion in fiscal 2009. Industrial sales declined in fiscal 2009 by 42% or $18.3 million from the prior year. This was anticipated as we completed the disengagement from four customers during fiscal 2009.
{Slide 7 – Gross Profit}

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Gross profit as a percent of sales increased to 7.1% in fiscal 2009 from 5.2% in fiscal 2008. Gross profit was favorably impacted by improved margins on several customers resulting from price increases, improved performance, and reductions in force that took place in February and April of 2009, as well as the absence of a $2.4 million charge to cost of sales in fiscal 2008 related to the write-off of certain deferred assets. Additionally, successful sonobuoy drop tests allowed for significantly improved margins associated with government sales due to labor efficiency and minimal rework costs. Negatively impacting gross profit was an increase in pension expense over the prior year of $1.5 million related to curtailment and lump-sum settlement adjustments.
{Slide 8 – Operating Expenses & Income}
While selling and administrative expense were relatively consistent with fiscal 2008, the operating loss in fiscal 2009 was significantly impacted by the turnaround actions which took place in the second half of the year. Restructuring and impairment charges totaling $7.0 million were recorded in fiscal 2009 related to these actions, which included two reductions in force and the closing of the Company’s London, Ontario and Jackson, Michigan facilities.
Impacting the fiscal 2009 net loss was Canadian translation losses included in other income and expense totaling $1.5 million in fiscal 2009 compared to a gain of $300,000 in fiscal 2008.
A provision for income taxes of $1.8 million was included in fiscal 2009 compared to $5.2 million in fiscal 2008. The provision primarily relates to the establishment of reserves against deferred tax assets.

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I would now like to turn over the next portion of today’s call to Greg so that he can update you on our debt, financing, and liquidity positions.
GREG SLOME (CFO) SPEAKS
{Slide 9 – Debt & Financing}
Thanks Cary.
I would like to start off by quickly reviewing our current debt and liquidity situation as of the end of the fiscal year. As seen on the next slide, the Company continued to maintain an $18 million revolving credit facility of which $15.5 million was outstanding at June 30, 2009. In addition, outstanding obligations at June 30 included a bank term loan of $3.4 million, a note payable to the former owners of Astro/Sparton Medical of $2.0 million, and an Industrial Revenue Bond with the State of Ohio of $2.0 million. The Company made all scheduled principal and interest payments in the 4th quarter totaling approximately $1.8 million and our debt to equity ratio on June 30 was .42 to 1.
As previously communicated, on August 14th, 2009, Sparton entered into an Amended and Restated Revolving Credit and Security Agreement with National City Business Credit, Inc.
The new Revolving Credit Agreement replaced the Company’s existing line of credit issued by National City Bank by providing a revolving line of credit facility of up to $20 million once certain post closing conditions are satisfied. The facility is secured by substantially all the assets of the Company and has a term of three years, expiring on August 13, 2012.

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At the time of closing, both the existing National City Bank revolving loan and the remaining balance of the Company’s term loan with National City Bank were paid off using available cash and the Company did not need to draw down on any portion of the new facility.
As previously discussed in past conference calls and in Form 8-K releases, the Company had experienced significant deterioration in its cash availability over the past 2 years. Several actions were implemented in conjunction with the turnaround actions to improve liquidity and cash flow, including customer price increases, the repurchase of inventory from disengaging customers, and negotiating favorable collection terms on certain U.S. Government long-term contracts. The effects of these actions have had a positive impact on liquidity. During the second half of fiscal 2009, the Company generated approximately $34 million of net cash from operating activities, resulting in cash on hand at June 30, 2009 of $36.3 million. The significant increase in cash was mainly attributable to both advance billings on certain contracts with the U.S. Navy and the significant reductions in inventory. We believe that Sparton’s cash position is more than adequate to complete the funding of restructuring actions and to support continuing operations throughout fiscal 2010.
I would now like to turn the presentation back over to Cary.
CARY WOOD (President & CEO) SPEAKS
{Slide 10 – Results – 180 Days}

Thanks Greg.

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There are a number of other improvements that have been made over the course of the previous 6 months that have contributed to the Company’s turnaround. As previously mentioned, inventory has been reduced significantly. At the end of December 2008, net inventory was approximately $55.7 million and a number of initiatives implemented in the second half of the year resulted in a net inventory reduction of $17.3 million to $38.4 million by the end of the fiscal year. This also improved our inventory turnover by 56% from 3.9 turns at the end of the 2nd quarter to 6.1 turns at the end of the fiscal year. The major contributors to this reduction were improved planning, acquisition, and management of raw material, the selling of excess inventory to disengaging customers, and initiating consigned inventory programs with our key suppliers.
Sales, General, & Administration (SG&A) expenses were also a focus as a part of the turnaround actions. In the first half of fiscal 2009 ending December 31, 2008, our SG&A spend as a percent of revenue was 9.3% with the second half of the fiscal year coming in at 8.0%. This was primarily a result of the decentralization of support functions, reduced consulting fees and reduction in force activities as previously announced.
Early in the turnaround process, we determined that the Company’s facilities were grossly underutilized. A footprint optimization plan was initiated that resulted in the closure and consolidation of two facilities – one in Jackson, Michigan, and the other in London, Ontario. These actions resulted in a significant reduction in overhead costs as previously communicated.
Organizationally, a number of actions were taken to focus and streamline the daily operation of the business. Operational accountabilities were placed at the source with monitoring and accountability to be continued in fiscal year 2010.

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Additionally, we have re-invigorated both the lean and quality programs. With a defined go-forward strategy, a management focus, and dedicated personnel to execute the plan, we anticipate a number of cost saving and quality enhancements in the upcoming year.
Strategically, in late December 2008, an interim mission statement, key imperatives and key initiatives were put in place to facilitate and focus the organization on returning the Company to profitability. As we enter fiscal year 2010, we have revisited our corporate strategy and have planned the year by developing a new mission statement, refining our key imperatives, and developing our corporate values. We believe that these items, coupled with an enhanced budgeting process, will provide management with improved and timely data that will allow for better operational visibility and enhance our ability to react quickly to business changes.
{Slide 11 – FY 2010 Mission Statement}
Our fiscal year 2010 mission is to increase stakeholder value by exceeding budgeted goals for revenue, free cash flow, and profitability through the execution of key imperatives.
{Slide 12 – FY 2010 Key Imperatives}
The fiscal year 2010 key imperatives are:
     1. Create and deploy a long term vision and strategy.
     2. Achieve profitable growth.
     3. Achieve best-in-class operational performance.
     4. Develop and maintain a strong, lean, and highly competent organization.

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     5. Deploy an optimized IT infrastructure and system.
     6. Effectively communicate and serve the interest of Sparton employees, current shareowners, customers, suppliers, and potential investors.
{Slide 13 – Our Corporate Values}
One of the single most important factors that define an organization is the Corporate Values by which a company and its people operate - now and in the future. The Company’s senior leadership team developed what will become our guiding principles. They are:
     • We demand performance excellence in all that we do.
     • We demand integrity of ourselves, our products, and our services.
     • We foster growth and success in an environment of teamwork, collaboration, empowerment, and accountability.
     • We develop long term, trusting relationships to ensure mutually profitable growth.
     • We will maintain a safe and environmentally sound workplace.
     • We will be good corporate citizens in the communities in which we reside.
These values are how we will be judged by our customers, our suppliers, our shareowners and each other. They will define us as a Company and will continue to further enhance our culture. Our values will be one of the Company’s most important attributes and we are committed to ensuring that this is what characterizes the Company to the rest of the world.
We are collectively excited and optimistic about the future of the Company. The turnaround strategy has been highly effective to date and our operating and financial performance will

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continue to improve as the new processes and systems being deployed continue to gain momentum and are institutionalized.
{Slide 14 – Welcome to a New Era}
Many great things are about to happen . . . welcome to a new era.
Thank you for your continued support.
MIKE OSBORNE SPEAKS
Thank you Cary and Greg. We will now open it up for questions. Operator, the first question please.

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